SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 26, 2018
Date of Report (Date of earliest event reported)
__________________________________
UNITY BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

New Jersey
(State or Other Jurisdiction of Incorporation)

1-12431
(Commission File Number)

22-3282551
(IRS Employer Identification No.)

64 Old Highway 22
Clinton, NJ 08809
(Address of Principal Executive Office)

(908) 730-7630
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

Clinton, NJ – Unity Bancorp, Inc. (NASDAQ: UNTY), parent company of Unity Bank, held its Annual Meeting of Shareholders on April 26, 2018.  A total of 9,740,262 of the Company's shares were present or represented by proxy at the meeting.  The Company's shareholders took the following actions:

Proposal 1: Election of Directors

The following three directors were nominated to serve for the terms set forth in the Company’s proxy statement.  Results of the election are as follows:

	Number of Votes
Name	For	Withheld	Broker Non-vote
Dr. Mark S. Brody	7,961,391	273,410	1,505,461
Raj Patel	8,055,803	178,998	1,505,461
Donald E. Souders, Jr.	7,960,216	274,585	1,505,461

Proposal 2: The Ratification of the Selection of RSM US LLP, as the Company's Independent External Auditors for the Year Ending December 31, 2018

The Audit Committee has appointed the firm of RSM US LLP, to act as our independent registered public accounting firm and to audit our consolidated financial statements for the fiscal year ending December 31, 2018.  This appointment will continue at the pleasure of the Audit Committee and was presented to the stockholders for ratification as a matter of good governance.  Results of the election are as follows:

Number of Votes
For	Against	Abstain	Broker Non-vote
9,721,885	16,537	2,020	-

Proposal 3: Advisory Vote on Executive Compensation

Under Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, companies with securities registered with the Securities and Exchange Commission are required to provide shareholders the opportunity to vote on a non-binding advisory proposal, commonly known as Say-on-Pay, to approve the compensation of executives. The Company has decided to implement this requirement by providing shareholders a simple vote that indicated their position with respect to our executive compensation. Results of the election are as follows:

Number of Votes
For	Against	Abstain	Broker Non-vote
7,367,345	646,238	221,218	1,505,461

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITY BANCORP, INC.
(Registrant)

Date: April 26, 2018
By: /s/ Alan J. Bedner
Alan J. Bedner
EVP and Chief Financial Officer